Exhibit 10.39

THIS PROMISSORY NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) (THE “NOTE”) IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF MAY 7, 2018, BY AND AMONG OXFORD FINANCE LLC, AS COLLATERAL AGENT, THE NOTEHOLDER (AS DEFINED HEREIN), THE LENDERS THAT ARE PARTY TO THE LOAN AGREEMENT (AS DEFINED HEREIN), AND THE BORROWER (AS DEFINED HEREIN) (THE “SUBORDINATION AGREEMENT”). IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ACURA PHARMACEUTICALS, INC., a New York corporation with offices located at 616 N. North Court, Suite 120, Palatine, Illinois (“Borrower”), hereby unconditionally promises to pay to the order of John Schutte c/o MainPointe Pharmaceuticals, LLC, 333 E. Main Street, Louisville, KY 40202 or his assigns (the “Noteholder”), the principal amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000) together with all accrued interest thereon, as provided in this Promissory Note (this "Note").

1.    Definitions. Unless defined elsewhere in this Note, capitalized terms used herein shall have the meanings set forth in this Section 1.

"Affiliate" means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote more than 50% of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority or other entity.

"Prime Rate" means the rate of interest per annum equal to the prime rate as reported by the Wall Street Journal.

2.    Loan. On the date hereof Noteholder is funding a loan of $400,000 (the “Loan”) to Borrower.

3.    Payment Dates; Optional Prepayments;

3.1    Payment Dates. The aggregate unpaid principal amount of the Loan together with all accrued and unpaid interest thereon shall be due and payable on January 2, 2020 (the “Maturity Date”).

3.2    Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

3.3    Payment Mechanics. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing.

4.    Interest. The outstanding principal amount of the Loan shall bear interest at a rate equal to the Prime Rate plus 2% per anum and shall accrue and be payable at the Maturity Date. All computations of interest shall be made on the basis of a 360 day year consisting of 12 months of 30 days.

5.    Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

5.1    Failure to Pay. The Borrower fails to pay any amount of principal of, or interest on, the Loan when due and such failure continues for 5 days after written notice to the Borrower.

5.2    Bankruptcy.  (A) The Borrower commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors; or (B) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 5.2(A) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days.

6.    Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower declare the entire principal amount of this Note, together with all accrued interest thereon, immediately due and payable, provided, however that, if an Event of Default described in Section 5.2 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

7.    Miscellaneous.

7.1    Governing Law. This Note, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York, without giving effect to conflict of law provisions.

7.2    Successors and Assigns. This Note is non-negotiable but may be assigned or transferred by the Noteholder, with the prior written consent of the Collateral Agent (as defined below); provided that, such consent is not required if the Noteholder assigns or transfers this Note to an Affiliate. The Borrower must provide prior written notice to the Collateral Agent of any assignment or transfer this Note or any of its rights hereunder.

7.3    Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

7.4    Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed the Noteholder and Borrower, and with the prior written consent of the Collateral Agent (as defined below). Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.6    Security. This Note is unsecured, provided however, upon the full satisfaction of all Borrower’s obligations to Collateral Agent and Lenders (as defined below in paragraph 8), Borrower shall grant a security interest to Noteholder, execute all documents reasonably required by Noteholder and take all action reasonably necessary to secure and perfect Noteholder’s security interest in all of Borrower’s property including, but not limited to, accounts, inventory, equipment, general intangibles, intellectual property, chattel paper, investment property, instruments, documents, letter of credit rights, insurance proceeds and real estate, excluding agreements that by their terms may not be collaterally assigned and other property that may not be collaterally assigned (such as intent to use trademark applications), in each case without causing a default, termination or right of termination.

8.    Subordination. The indebtedness represented by this Note shall be subordinated in accordance with the provisions of that certain Subordination Agreement dated of even date herewith (the “Subordination Agreement”) among the Noteholder, Borrower, OXFORD FINANCE LLC, as Collateral Agent (the “Collateral Agent”) for the lenders (“Lenders”) party to that certain Loan and Security Agreement, dated as of December 27, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) to the Collateral Agent’s and/or Lender’s Senior Debt (as defined in the Subordination Agreement).

IN WITNESS WHEREOF, the Borrower has executed this Note as of August 2, 2018.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Sr. VP & CFO

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